                                                                   EXHIBIT 10.48

                         EXECUTIVE CHANGE IN CONTROL AND
                          SEVERANCE BENEFITS AGREEMENT

                  (VICE PRESIDENTS AND OFFICERS OF EQUAL RANK)

     This EXECUTIVE CHANGE IN CONTROL AND SEVERANCE BENEFITS AGREEMENT (the "Agreement") is entered into as of the _____ day of _____, 2004 (the "Effective Date"), by and among ______________ ("Executive"), AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), and AMERICA WEST AIRLINES, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("AWA" and, together with Holdings, the "Company").

     WHEREAS, Executive is currently employed by the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

     WHEREAS, the Company wishes to provide additional inducement for the Executive to remain in the ongoing employ of the Company; and

     WHEREAS, this Agreement is intended to supersede any other policy, plan, program or arrangement relating to severance benefits payable by the Company to Executive, including without limitation, any prior Executive Change in Control and Severance Benefits Agreementsby and among Executive, Holdings, AWA and The Leisure Company (collectively, the "Prior Agreement") and the America West Holdings Corporation Executive Perquisites and Benefits policy as it relates to such severance benefits.

                                    ARTICLE 1

                                  DEFINED TERMS

     For purposes of the Agreement, the following terms are defined as follows:

     1.1 "BASE SALARY" means Executive's annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the effective date of Executive's termination (i) by the Company for any reason other than Misconduct or Disability, or (ii) by Executive for Good Reason.

     1.2 "BOARD" means the Board of Directors of Holdings.

     1.3 "CHANGE IN CONTROL" means one or more of the following events:

          (A) the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or


                                       1.

               nomination for election by Holdings' stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

          (B) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of AWA or Holdings entitled to vote generally in the election of directors ("Voting Power"); or

          (C) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), that is controlled (directly or indirectly, through ownership share or voting power) by any former executive officer(s) of Holdings either (a) acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
               Act) of more than 50% of the outstanding shares of Holdings Class A Common Stock, or (b) elects or appoints one or more representatives to the Board; or

          (D) Holdings or AWA shall consummate a merger, consolidation or reorganization of Holdings or AWA or any other similar transaction or series of related transactions (collectively, a "Transaction") other than (A) a Transaction in which the voting securities of Holdings or AWA outstanding immediately prior thereto become (by operation of law), or are to be converted into or exchanged for, voting securities of the surviving corporation or its parent corporation immediately after such Transaction that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a Transaction effected to implement a recapitalization of Holdings or AWA (or similar transaction) in which no person (excluding Holdings or AWA or any person who held more than 50% of the Voting Power immediately prior to such Transaction) acquires more than 50% of the Voting Power; or


                                       2.

          (E) Holdings or AWA shall consummate a Transaction as a result of which neither Holdings nor AWA survives as a publicly-owned corporation whose common stock is registered under the Exchange Act; or

          (F) Holdings or AWA shall sell or otherwise dispose of, or consummate a transaction or series of related transactions providing for the sale or other disposition of, all or substantially all of the stock or assets of AWA or shall enter into a plan for the complete liquidation of either Holdings or AWA; or

          (G) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% but not more than 50% of the Voting Power; or

          (H) Holdings or AWA shall consummate a Transaction in which a person (excluding Holdings or AWA or any person who held more than 25% of the Voting Power immediately prior to such Transaction) acquires more than 25% but not more than 50% of the Voting Power.

     1.4 "DISABILITY" means a physical or mental condition of Executive that, in the good faith judgment of the Company, based upon certification by a licensed physician reasonably acceptable to Executive and the Company, (i) prevents Executive from being able to perform the services required by his or her position with the Company, (ii) has continued for a period of at least six (6) months during any period of twelve (12) consecutive months and (iii) is expected to continue.

     1.5 "GOOD REASON" means any of the following acts or failures to act, but in each case only if it occurs during the period Executive is employed by the Company and only if it is not consented to by Executive: (i) a material adverse alteration by the Company in the nature or status of Executive's pay, position, function, duties or responsibilities; provided, however, that such alteration shall cease to be a Good Reason ninety (90) days after the occurrence of such alteration unless prior to such date Executive has given written notice of termination to the Company on account of such alteration; (ii) the relocation of Executive outside the metropolitan area in which Executive is based; provided, however, that such relocation shall cease to be a Good Reason ninety (90) days after the occurrence of such relocation unless prior to such date Executive has given written notice of termination to the Company on account of such relocation; or (iii) the failure of the Company to perform any material obligation owed to Executive, but only if such failure shall continue unremedied for more than fifteen (15) days after written notice of such failure is given to the Company by Executive.


                                       3.

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     1.6 "MISCONDUCT" means one or more of the following:

          (a) the willful and continued failure by Executive to perform his or her duties (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after written notice of such failure has been given to Executive by the Company and Executive has had a reasonable period (but no more than sixty (60) days) after receipt of such notice to correct such failure;

          (b) the willful commission by Executive of any act that is both dishonest and demonstrably injurious to Holdings, AWA or any direct or indirect subsidiary of Holdings (monetarily or otherwise) in any material respect;

          (c) the conviction of Executive for a felony offense involving moral turpitude;

          (d) a material breach by Executive of any of the covenants set forth in any employment agreement between the Company and Executive, but only if such breach shall continue unremedied for more than fifteen (15) days after written notice thereof is given to the Executive by the Company.

                                    ARTICLE 2

                                    BENEFITS

     2.1 BENEFITS UPON CERTAIN TERMINATIONS FOLLOWING A CHANGE IN CONTROL. If, within twenty-four (24) months following the effective date of a Change in Control, Executive (i) is terminated by the Company for any reason other than Misconduct or Disability or (ii) terminates employment with the Company for Good Reason, Executive shall receive the following benefits:

          (A) BASE SALARY. Executive shall receive an amount equal to 200% of Executive's Base Salary.

          (B) ANNUAL BONUS. Executive shall receive an amount equal to either
(i) 200% of Executive's target bonus under the Company's annual bonus program, if then in effect, for the year of such termination, or (ii) if such program is not then in effect and its suspension or termination constituted a Good Reason basis for Executive's termination of employment, 200% of Executive's target bonus under such program immediately prior to its suspension or termination.

          (C) EXTENDED EXERCISABILITY OF OPTIONS. Executive shall be entitled to exercise his or her outstanding stock options, to the extent such options are vested, until the earlier of (i) the expiration of the term of such options as provided in the agreement under which such options were granted, and (ii) eighteen (18) months after Executive's termination of employment.

          (D) CONTINUED HEALTH INSURANCE BENEFITS. Provided that Executive elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985


                                       4.

("COBRA"), the Company shall pay the portion of premiums of Executive's group medical, dental and vision coverage, including coverage for Executive's eligible dependents, that the Company paid prior to Executive's termination of employment, through the earlier of (i) the date on which Executive obtains alternative group medical, dental or vision insurance coverage, (ii) twenty-four
(24) months following the effective date of such termination, or (iii) the end of the period during which COBRA coverage will be made available to Executive. Executive shall be required to notify the Company immediately if Executive obtains alternative group medical, dental or vision insurance.

     No provision of this Agreement shall affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable insurance premiums shall be credited as a payment by Executive for purposes of Executive's payment required under COBRA. Therefore, the period during which Executive may elect to continue the Company's group medical coverage at Executive's own expense under COBRA, the length of time during which COBRA coverage will be made available to Executive, and all other rights and obligations of Executive under COBRA (except the obligation to pay insurance premiums that the Company pays during the period set forth above) shall be applied in the same manner that such rules would apply in the absence of this Agreement. At the conclusion of the period during which the Company will pay a portion of the premiums for Executive's group medical, dental and vision coverage, Executive shall be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. For purposes of this Section 2.1 (d), applicable premiums that will be paid by the Company shall not include any amounts payable by Executive under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Executive.

     2.2 ACCELERATION OF OPTION VESTING.

          (I) In the event of a Change in Control described in any of clauses
(a) through (f) of section 1.3 of this Agreement, all outstanding stock options held by Executive shall become immediately vested and exercisable effective upon such Change in Control.

          (II) If, within twenty-four (24) months following the effective date of a Change in Control described in clause (g) or (h) of section 1.3 of this Agreement, Executive is (i) terminated by the Company for any reason other than Misconduct or (ii) terminates employment with the Company for Good Reason, all outstanding stock options held by Executive shall become immediately vested and exercisable effective upon such termination.

     2.3 FLIGHT PRIVILEGES. Executive shall be entitled to top priority, first class, positive space travel privileges, to be provided by AWA or, if AWA did not survive the Change in Control, by the airline which survived the Change in Control. The travel privileges would cover Executive and his/her dependents for as long as Executive lives.

     2.4 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer received by Executive or by any retirement benefits received


                                       5.

by Executive after the date of Executive's termination (i) by the Company for any reason other than Misconduct or Disability, or (ii) by Executive for Good Reason.

                                    ARTICLE 3

                     LIMITATIONS AND CONDITIONS ON BENEFITS

     3.1 RELEASE PRIOR TO PAYMENT OF BENEFITS. In order to be eligible to receive benefits under this Agreement, Executive must execute a general waiver and release in substantially the form attached hereto, as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its sole discretion, shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with Executive, and may modify the form of the required release to comply with applicable federal or state law.

     3.2 PARACHUTE PAYMENTS. If any payment, distribution or benefit Executive would receive from the Company or otherwise, but determined without regard to any additional payment required under this Section 3.2, pursuant to the terms of this Agreement ("Payment"), would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount that shall fund the payment by Executive of any Excise Tax on the Payment as well as all income and employment taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment.

     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive's right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the


                                       6.

accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

     3.3 CERTAIN REDUCTIONS AND OFFSETS. The Company, in its sole discretion, shall have the authority to reduce Executive's severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Executive by the Company that become payable in connection with Executive's termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for Executive to remain on the payroll for a limited period of time after being give notice of the termination of Executive's employment. The benefits provided under this Agreement are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of Executive's termination of employment, and the Company shall so construe and enforce the terms of this Agreement. The Company's decision to apply such reductions to the severance benefits of one Executive and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Executive, even if similarly situated. In the Company's sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company's statutory obligation.

     3.4 TERMINATION ON ACCOUNT OF DEATH. In no event shall a termination on account of Executive's death entitle Executive or any of his or her heirs or beneficiaries to any benefits under this Agreement.

     3.5 TERMINATION OF BENEFITS. Benefits under this Agreement shall terminate immediately if Executive, at any time, violates any proprietary information or confidentiality obligation to the Company.

     3.6 TERMINATION OF CERTAIN OTHER BENEFITS. All other benefits (such as 401(k) plan coverage) shall terminate as of Executive's termination date.

     3.7 NON-DUPLICATION OF BENEFITS. Executive is not eligible to receive benefits under this Agreement more than one time.

                                    ARTICLE 4

                       TIME OF PAYMENT AND FORM OF BENEFIT

     4.1 The Company reserves the right to determine in what form the severance benefits under this Agreement shall be paid and to determine the timing of such payments. All such payments under this Agreement shall be subject to applicable withholding for federal, state, and local taxes. In no event shall payment of any severance benefit under Section 2.1 of this Agreement be made prior to Executive's termination date or prior to the effective date of the release described in Section 3.1 of this Agreement.


                                       7.

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                                    ARTICLE 5

                               GENERAL PROVISIONS

     5.1 EMPLOYMENT STATUS. Nothing in this Agreement alters the at-will nature of Executive's employment. Either the Company or the Executive can terminate the employment relationship at any time, with or without cause and with or without advance notice. This at-will employment relationship can only be modified in a writing signed by Executive and a duly authorized Company representative.

     5.2 NOTICES. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third (3rd) day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company's payroll records.

     5.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     5.4 WAIVER. If any party should waive any breach of any provisions of this Agreement, the party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     5.5 COMPLETE AGREEMENT. This Agreement, including Exhibit A, Exhibit B and Exhibit C, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, and it supersedes any other agreements or promises made to Executive by the Company, whether oral, written or implied, regarding payments and benefits to Executive in the event of employment termination, including, without limitation, the Prior Agreement. The Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

     5.6 AMENDMENT OR TERMINATION. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. Unless so terminated, this Agreement shall continue in effect for as long as Executive continues to be employed by the Company or by any surviving or successor entity following any Change in Control.

     5.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.


                                       8.

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     5.8 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     5.9 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person expressly assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

     5.10 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Arizona, without regard to such state's conflict of laws rules.

     5.11 NON-PUBLICATION. The parties mutually agree not to disclose the terms of this Agreement except to the extent that disclosure is mandated by applicable law, standard or required corporate reporting, or disclosure is made to the parties' respective advisors and agents (e.g., attorneys, accountants) or immediate family members.

     5.12 CONSTRUCTION OF AGREEMENT. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.


                                       9.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date written above.

AMERICA WEST HOLDINGS CORPORATION          AMERICA WEST AIRLINES, INC.


By:                                        By:
    ------------------------------------       ---------------------------------
Name:                                      Name:
Title:                                     Title:

[EXECUTIVE]

----------------------------------------
[NAME]

Exhibit A: Release (Individual Termination - Age 40 or Older)
Exhibit B: Release (Individual and Group Termination - Under Age 40) Exhibit C: Release (Group Termination - Age 40 or Older)


                                      10.

                                    EXHIBIT A

                                     RELEASE
                   (INDIVIDUAL TERMINATION - AGE 40 OR OLDER)

     In consideration of the benefits I will receive under the Executive Change in Control and Severance Benefits Agreement (the "Agreement") dated ____________, 2004, to which I would not otherwise be entitled, I hereby agree as follows:

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of equity or compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the Arizona Civil Rights Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA and that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one
(21) days to consider this Release (although I may


                                       1.

choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release.

                                           [EXECUTIVE]

                                           -------------------------------------
                                           Date:
                                                 -------------------------------


                                       2.

                                    EXHIBIT B

                                     RELEASE
                (INDIVIDUAL AND GROUP TERMINATION - UNDER AGE 40)

     In consideration of the benefits I will receive under the Executive Change in Control and Severance Benefits Agreement (the "Agreement") dated ____________, 2004, to which I would not otherwise be entitled, I hereby agree as follows:

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of equity or compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the Arizona Civil Rights Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I have fourteen (14) days to consider this Release (although I may choose to voluntarily execute this Release earlier).

                                           [EXECUTIVE]

                                           -------------------------------------
                                           Date:
                                                 -------------------------------


                                       1.

                                    EXHIBIT C

                                     RELEASE
                      (GROUP TERMINATION - AGE 40 OR OLDER)

     In consideration of the benefits I will receive under the Executive Change in Control and Severance Benefits Agreement (the "Agreement") dated ____________, 2004, to which I would not otherwise be entitled, I hereby agree as follows:

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of equity or compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the Arizona Civil Rights Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five
(45) days to consider this Release (although I may


                                       2.

choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day (8th) after I execute this Release; and
(F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

                                           [EXECUTIVE]

                                           -------------------------------------
                                           Date:
                                                 -------------------------------


                                       3.